Exhibit 10.5

[Certain portions of this exhibit have been redacted as they are both not material and are of the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.]

LIMITED EXCLUSIVE
PATENT LICENSE AGREEMENT

For

DIAGNOSTIC KIOSK
For Environmental Surveillance, Food Testing, and
Human Clinical Diagnostics

Between

LAWRENCE LIVERMORE NATIONAL SECURITY, LLC

and

BIONOMICS DIAGNOSTICS

LLNL Case No. TL02679-0.0

Lawrence Livermore National Laboratory

Industrial Partnerships Office

P.O. Box 808, L-795, Livermore, CA 94551

May 20, 2015

Bionomics Diagnostics	Diagnostic Kiosk

TABLE OF CONTENTS

1.	BACKGROUND	1
2.	DEFINITIONS	2
3.	LICENSE GRANT	6
4.	SUBLICENSING RIGHTS AND OBLIGATIONS	6
5.	FEES, ROYALTIES, AND PAYMENTS	7
6.	DUE DILIGENCE	9
7.	ROYALTY AND PROGRESS REPORTS	10
8.	BOOKS AND RECORDS	12
9.	LIFE OF THE AGREEMENT	13
10.	TERMINATION	13
11.	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION	14
12.	PATENT PROSECUTION AND MAINTENANCE	14
13.	PATENT INFRINGEMENT	15
14.	USE OF NAMES AND TRADEMARKS	16
15.	LIMITED WARRANTY	17
16.	INDEMNIFICATION	18
17.	INSURANCE	18
18.	WAIVER	20
19.	ASSIGNABILITY	20
20.	LATE PAYMENTS	20
21.	NOTICES	20
22.	GOVERNING LAWS; VENUE; ATTORNEYS FEES	21
23.	PATENT MARKING	21
24.	GOVERNMENT APPROVAL OR REGISTRATION	22
25.	COMPLIANCE WITH LAWS	22
26.	FORCE MAJEURE	22
27.	UNITED STATES PREFERENCE	23
28.	PROPRIETARY INFORMATION	23
29.	MISCELLANEOUS	23

Exhibit A – Licensed Patents	25
Exhibit B - Rights Granted And Performance Obligations	26
Exhibit C - Fees And Royalties Notice	28
Exhibit D - Mutual Nondisclosure Agreement	31

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LIMITED EXCLUSIVE PATENT LICENSE AGREEMENT
For DIAGNOSTIC KIOSK

For Environmental Surveillance, Food Testing, and Human Clinical Diagnostics

This license agreement (“Agreement”) is effective on the Effective Date by and between Lawrence Livermore National Security, LLC (“LLNS”) under its U.S. Department of Energy (“DOE”) Contract No. DE-AC52-07NA27344 to manage and operate Lawrence Livermore National Laboratory (“LLNL”), and Bionomics Diagnostics (“LICENSEE”), a Canadian corporation having its principal place of business at [Redacted - Address]. LLNS is a limited liability company organized in the State of Delaware, with its principal office at 2300 First Street, Suite 204, Livermore, California 94550 3153. LLNS and LICENSEE are referred to jointly as “Parties.” This Agreement and the resulting license are subject to overriding obligations to the Federal Government pursuant to the provisions of LLNS’s Contract No. DE-AC52-07NA27344 with the DOE for the operation of the LLNL and DOE’s grant of patent rights to LLNS.

1.	BACKGROUND

1.1	Certain inventions characterized as the Diagnostic Kiosk Technology (“Invention”) described in LLNL patent applications and patents listed in Exhibit A (LICENSED PATENTS), which may be useful for diagnosing diseases, were made at LLNL and are covered by LLNS Patent Rights as defined in Article 2 (DEFINITIONS).

1.2	LICENSEE entered into a Mutual Nondisclosure Agreement provided in Exhibit D (MUTUAL NONDISCLOSURE AGREEMENT), which is incorporated herein, that allowed LICENSEE to evaluate its interest in taking a license to the Invention.

1.3	LLNS grants to the U.S. Government a non-transferable, paid-up, nonexclusive, irrevocable license to use the Invention by, or on behalf of, the U.S. Government throughout the world.

1.4	LICENSEE requested certain rights from LLNS to commercialize the Invention. LICENSEE submitted a commercialization plan to LLNS on February 2, 2015, and executed Option Agreement No. AL00154 with LLNS on March 19, 2015. LICENSEE sent its notification to exercise its option on March 27, 2015.

1.5	LLNS wishes to respond to LICENSEE’s request by granting the following rights to LICENSEE so that the products and other benefits derived from the Invention can be enjoyed by the general public.

1.6	The scope of such rights granted by LLNS is intended to extend to the scope of the patents and patent applications pertaining to the Invention, but only to the extent that LLNS has Valid Claims of such Patent Rights.

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1.7	LLNS has informed LICENSEE and LICENSEE understands that the Invention is a research product from a national laboratory and requires additional development for its commercialization. LICENSEE agrees it is solely responsible for the additional development of the Invention for commercialization purposes.

1.8	LICENSEE is a “small entity” as defined in 37 CFR § 1.27.

1.9	LICENSEE is a “small business firm” as defined at Section 2 of Pub. L. 85-536 (15 U.S.C. § 632).

1.10	Both Parties recognize that earned royalties due under this Agreement will be based on LICENSEE’s last act of infringement of Patent Rights within the control of LICENSEE, regardless of whether LICENSEE had control over prior infringing acts.

1.11	The Parties intend that royalties due under this Agreement will be calculated and paid on Sales of the final product or service by LICENSEE.

1.12	LICENSEE recognizes the need to practice due diligence in the development of the patents licensed under this Agreement to maintain the license. In addition, both Parties acknowledge that the U.S. Government has certain march-in rights in accordance with 48 CFR § 27.304-1 (g) and 15 U.S.C. §§ 3710a(b)(1)(B) and (C).

THEREFORE, the Parties agree as follows:

2.	DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, will have the following meanings:

2.1	“Affiliate” of LICENSEE means any entity which, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, (ii) having the power to direct at least forty percent (40%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law. LICENSEE does not include “Affiliate.”

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2.2	“Effective Date” means the date of execution by the last signing Party and payment of the License Issue Fee.

2.3	“Fields of Use” is the application or use defined in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS).

2.4	“Joint Venture” means any separate entity established pursuant to an agreement between a third party and LICENSEE and/or sublicensee to constitute a vehicle for a joint effort, in which the separate entity manufactures, uses, purchases, Sells, or acquires Licensed Products from LICENSEE. LICENSEE does not include “Joint Venture.”

2.5	“Licensed Method” means any process or method the use or practice of which, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any Patent Rights.

2.6	“Licensed Patents” means:

2.6.1	U.S. patents and U.S. patent applications specified in Exhibit A (LICENSED PATENTS), and U.S. patents resulting from these applications, continuations of these applications, divisions, and continuation-in-part applications resulting from these applications only to the extent, however, that Valid Claims in the continuation-in-part applications are entirely supported in the specification and entitled to the priority date of the parent application;

2.6.2	reissues of 2.6.1.

2.7	“Licensed Product” means all kits, compositions of matter, materials, articles of manufacture, and products the manufacture, use, Sale, offer for Sale, or import of which, but for the license granted in this Agreement, would infringe, or contribute to or induce the infringement of any Patent Rights were they issued at the time of infringement in that country, or would require the performance of the Licensed Method.

2.8	“Licensed Service” means the use of Licensed Products or Licensed Method to provide a service.

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2.9	“Net Invoice Price” means the gross invoice price charged and the value of any other consideration received by LICENSEE and/or a sublicensee for a Licensed Product or Licensed Service or for any exploitation of a Licensed Product or Licensed Service, less the following items, but only to the extent that they actually pertain to the disposition of such Licensed Product or any exploitation of the Licensed Product or Licensed Service, and are separately billed:

2.9.1	Allowances actually granted to customers for rejections, returns, and prompt payment and volume discounts;

2.9.2	Freight, transport packing, insurance charges associated with transportation; and

2.9.3	Taxes, tariffs or import/export duties based on Sales when included in the gross invoice price, but not value-added taxes or taxes assessed on income derived from Sales.

2.10	“Net Sale” means the Net Invoice Price, except in the instances described in Subparagraphs (2.10.1), (2.10.2), (2.10.3) and (2.10.4) of this Paragraph.

2.10.1	For any Relationship-Influenced Sale of a Licensed Product or Licensed Service, Net Sales will be based on the Net Invoice Price at which the Relationship-Influenced Sale Purchaser resells such Licensed Product or Licensed Service;

2.10.2	In those instances where Relationship-Influenced Sale Purchaser combines such Licensed Product or Licensed Service in any manner with any other product or service, Net Sales will be the Net Invoice Price of the combined product or service;

2.10.3	In those instances where Licensed Product or Licensed Service is not Sold, but is otherwise exploited, the Net Sales for such Licensed Product or Licensed Service will be the Net Invoice Price of products or services of Similar kind and quality, Sold in Similar quantities, currently being offered for Sale by LICENSEE and/or any sublicensee. “Similar,” as it relates to products, means only: (i) Cepheid’s GeneXpert® IV system with the Xpert® MRSA/SA SSTI consumable, (ii) bioMérieux’s FilmArrayTM system with the Blood Culture Identification (BCID) Panel, or (iii) any product that is a later generation or successor to the foregoing products. Where such products or services are not currently being offered for Sale by LICENSEE and/or any sublicensee, the Net Sales for Licensed Product or Licensed Service otherwise exploited, for the purpose of computing royalties, will be the average Net Invoice Price at which products or services of similar kind and quality, Sold in similar quantities, are then currently being offered for Sale by other manufacturers. Where such products or services are not currently Sold or offered for Sale by LICENSEE and any sublicensees, or others, then the Net Sales will be LICENSEE’s and/or any sublicensee’s cost of manufacture of Licensed Product or the cost of conducting the service, determined by LICENSEE’s and/or any sublicensee’s customary accounting procedures, plus forty percent (40%);

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2.10.4	In those instances where LICENSEE or a sublicensee acquires and subsequently Sells Licensed Product or Licensed Service previously Sold by LICENSEE, Net Sales will mean the Net Invoice Price upon Sale of such acquired Licensed Product or Licensed Service by LICENSEE or the sublicensee, less any amounts paid to LLNS on account of earlier Sale or other exploitation of the acquired Licensed Product or Licensed Service.

2.11	“New Developments” means inventions, or claims to inventions, which constitute advancements, developments or improvements, whether or not patentable and whether or not the subject of any patent application, which are not sufficiently supported by the specification of a previously-filed patent or patent application within the Patent Rights to be entitled to the priority date of the previously-filed patent or patent application.

2.12	“Patent Rights” means the Valid Claims of Licensed Patents to the extent assigned to or otherwise obtained by LLNS. This definition of Patent Rights excludes any rights in and to New Developments.

2.13	“Related Party” means a corporation, firm or other entity with which, or individual with whom, LICENSEE and or any sublicensee (or any of their respective stockholders, subsidiaries or Affiliates) have an agreement, understanding, or arrangement (for example, but not by way of limitation, an option to purchase stock or other equity interest, or an arrangement involving a division of revenue, profits, special discounts, rebates, or allowances) unrelated to the Sale or exploitation of the Licensed Products or Licensed Services without which such other agreement, understanding, or arrangement, the amounts, if any, charged by LICENSEE or sublicensee to such entity or individual for the Licensed Product or Licensed Service would be higher than the Net Invoice Price actually received, or if such agreement, understanding, or arrangement results in LICENSEE or sublicensee extending to such entity or individual lower prices for such Licensed Product or Licensed Service than those charged to others without such agreement, understanding, or arrangement buying similar products or services in similar quantities.

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2.14	“Relationship-Influenced Sale” means a Sale of a Licensed Product, or any exploitation of the Licensed Product or Licensed Method, by LICENSEE and/or any sublicensee to (i) an Affiliate; (ii) a Joint Venture; or (iii) a Related Party.

2.15	“Relationship-Influenced Sale Purchaser” means the purchaser of Licensed Product or Licensed Service in a Relationship-Influenced Sale.

2.16	“Sale” means the act of selling, leasing or otherwise transferring, providing, or furnishing for use for any consideration. Correspondingly, “Sell” means to make or cause to be made a Sale, and “Sold” means to have made or caused to be made a Sale.

2.17	“Valid Claim” means a claim of a patent or patent application in any country that (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

3.	LICENSE GRANT

3.1	The license rights granted to LICENSEE by LLNS are set forth in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS).

3.2	The license granted hereunder will be subject to the overriding obligations to the U.S. Government including those set forth in 35 U.S.C. §§ 200-212 and applicable governmental implementing regulations and the obligation to report on utilization of the Invention set forth in 37 CFR § 401.14(h).

3.3	Nothing in this Agreement will be deemed to limit the right of LLNS to publish any and all technical data resulting from any research performed by LLNS relating to the Invention and to make, use or practice the Invention, Licensed Product, Licensed Service, Licensed Method, and associated technology, and allow other educational and non-profit institutions to do so for educational and research purposes.

4.	SUBLICENSING RIGHTS AND OBLIGATIONS

4.1	The sublicensing rights granted to LICENSEE by LLNS are set forth in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS), Paragraph B.2 (Sublicensing Rights).

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4.2	LICENSEE must include in any sublicense all the rights and obligations due LLNS and the U.S. Government set forth in this Agreement.

4.3	LICENSEE must require sublicensees to provide it with copies of all progress reports and royalty reports in accordance with the provisions of this Agreement, and LICENSEE will collect and deliver to LLNS all such reports due from sublicensees.

4.4	LICENSEE must include in all sublicenses the notice that upon termination of this Agreement for any reason, LLNS, at its sole discretion, will determine whether any or all sublicenses will be canceled or assigned to LLNS.

4.5	LICENSEE will notify LLNS of each sublicense granted hereunder and provide LLNS with a complete copy of each executed sublicense within thirty (30) days of issuance of the sublicense.

4.6	For the purposes of this Agreement, the operations of all sublicensees shall be deemed to be the operations of LICENSEE, for which LICENSEE shall be responsible.

4.7	Consideration owed to LLNS will be paid to LLNS on or before the due date of the royalty report applicable to the quarter in which consideration was due and owing to LICENSEE under the sublicense. LICENSEE will collect from the sublicensees and will pay to LLNS all fees, royalties, and the cash equivalent of any consideration due LLNS.

5.	FEES, ROYALTIES, AND PAYMENTS

5.1	Fees and royalties due on Net Sales of Licensed Products or Licensed Services will be as specified in this Article 5, Exhibit C (FEES AND ROYALTIES), and Article 7 (ROYALTY AND PROGRESS REPORTS) of this Agreement.

5.2	As partial consideration for the rights granted to LICENSEE, LICENSEE and sublicensees will pay to LLNS a license issue fee as set forth in Exhibit C.

5.3	As partial consideration for the rights granted to LICENSEE, LICENSEE will pay to LLNS a U.S. patent maintenance fee as set forth in Exhibit C.

5.4	As partial consideration for all the rights granted to LICENSEE, LICENSEE and sublicensees will pay LLNS minimum annual royalties as set forth in Exhibit C.

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5.5	As partial consideration for all the rights granted to LICENSEE, LICENSEE and sublicensees will pay to LLNS earned royalties at the rate set forth in Exhibit C.

5.6	Earned royalties shall accrue when Licensed Products or Licensed Services are invoiced, or if not invoiced, when delivered in a manner constituting a Net Sale as defined in Article 2 (DEFINITIONS), Paragraph 2.10.

5.7	Payment for earned royalties will include all royalties accrued up to the last day of the most recently completed calendar quarter on the dates specified below:

February 28 for the calendar quarter ending December 31;

May 31 for the calendar quarter ending March 31;

August 31 for the calendar quarter ending June 30; and

November 30 for the calendar quarter ending September 30.

5.8	All consideration due LLNS shall be payable in United States dollars. When Licensed Products or Licensed Services are sold for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which such Licensed Products or Licensed Services were Sold and then converted into equivalent United States dollars. The exchange rate will be the average exchange rate quoted in The Wall Street Journal during the last thirty (30) days of the reporting period.

5.9	Earned royalties on Sales of Licensed Products or Licensed Services occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the government of such country except those taxes, fees, and charges allowed under the provisions of Paragraph 2.10 (Net Sales). LICENSEE also will be responsible for all bank transfer charges.

5.10	Notwithstanding the provisions of Article 26 (FORCE MAJEURE), if at any time legal restrictions prevent prompt remittance of any earned royalties or other consideration owed to LLNS by LICENSEE with respect to any country where a sublicense is issued or a Licensed Product or Licensed Service is Sold, then LICENSEE will convert the amount owed to LLNS into United States dollars and will pay LLNS directly from another source of funds in order to remit the entire amount owed to LLNS.

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5.11	No earned royalties will be collected or paid hereunder to LLNS on Licensed Products or Licensed Services Sold to the account of the U.S. Government. LICENSEE and its sublicensee will reduce the amount charged for Licensed Products or Licensed Services Sold to the U.S. Government by an amount equal to the royalty for such Licensed Products or Licensed Services otherwise due LLNS. LICENSEE will provide LLNS with U.S. Government contract numbers and a written statement by LICENSEE’s contracting officer that Sale of Licensed Products to the U.S. Government were reduced by the amount of royalty due LLNS.

5.12	If LLNS must pursue legal means to obtain payments owed by LICENSEE, LICENSEE will pay LLNS for all legal costs and any other related costs expended by LLNS to collect payments owed by LICENSEE.

5.13	In the event that any patent or any claim thereof included within the Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom will cease as of the date of such final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such final decision and LICENSEE will be obligated to pay the full amount of royalties due hereunder to the extent that LLNS licenses one or more Valid Claims within the Patent Rights to LICENSEE with respect to Licensed Products or Licensed Services.

6.	DUE DILIGENCE

6.1	LICENSEE, upon execution of this Agreement, will diligently proceed with the development, manufacture, and Sale of Licensed Products and Licensed Services and use of Licensed Methods, and will earnestly and diligently market the same after execution of this Agreement and in quantities sufficient to meet the market demands thereof.

6.2	LICENSEE will meet the specific performance obligations and milestones specified in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS). If LICENSEE is unable to meet such milestones, LLNS will have the right and option to:

(a)	convert the limited exclusive license for Licensed Patents to a nonexclusive license;

(b)	negotiate with LICENSEE a new schedule and conditions for continuation of a limited exclusive license; or (c) terminate this Agreement per Article 10 (TERMINATION), Paragraph 10.1 (Termination by LLNS).

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6.3	LICENSEE will comply with all governmental laws and obtain all necessary governmental approvals in each country where Licensed Products or Licensed Services are manufactured, used, Sold, imported, or offered for Sale.

6.4	LLNS will notify LICENSEE if LLNS is approached by a third party seeking a license to make, use, or sell Licensed Products in LICENSEE’s Field of Use because commercial demand is not then being met. LICENSEE will negotiate in good faith with that third party to grant a sublicense for any Licensed Patents in the market for which LICENSEE and existing sublicensees are not meeting commercial demand. The determination to grant a sublicense may be based on LICENSEE’s business interests. LICENSEE will provide LLNS with justification for denying any such sublicense.

6.5	During the term of this Agreement, LICENSEE will conduct normal, continuous business operations. If LICENSEE seeks protection under any United States bankruptcy proceedings during the term of this Agreement, LICENSEE will notify LLNS in writing no later than seventy-two (72) hours after the bankruptcy filing. Upon filing bankruptcy, the license automatically terminates as stated in Article 9 (LIFE OF THE AGREEMENT), Paragraph 9.2.

6.6	To exercise either the right to terminate this Agreement or to reduce the exclusive licenses granted to LICENSEE to nonexclusive licenses for lack of diligence required in this Article 6, LLNS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has thirty (30) days to cure the deficiency. If LLNS has not received written tangible evidence satisfactory to LLNS that the deficiency has been cured by the end of the thirty (30) day period, then LLNS may, at its option, terminate this Agreement immediately without the obligation to provide thirty (30) days notice as set forth in Paragraph 10.1 or reduce the exclusive licenses granted to LICENSEE to nonexclusive licenses by giving written notice to LICENSEE.

7.	ROYALTY AND PROGRESS REPORTS

7.1	LICENSEE will submit to LLNS a semi-annual progress report as described in Paragraph 7.2 below covering activities by LICENSEE and its sublicensees related to the development and testing of all Licensed Products and Licensed Services. After the first Sale of Licensed Product or Licensed Service, LICENSEE is required to submit a progress report annually rather than semi-annually. Such progress report will be signed by LICENSEE’s President or his/her designee attesting to the accuracy of the information in the report. If LICENSEE fails to submit a timely progress report to LLNS, LLNS will be entitled to terminate this Agreement. If either party terminates this Agreement before any Licensed Products or Licensed Services are Sold or before this Agreement’s expiration, a final progress report covering the period prior to termination must be submitted within thirty (30) days of termination.

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7.2	The progress reports submitted under Paragraph 7.1 above will include, but not be limited to, a reasonably detailed summary of the following topics:

•	Summary of work completed toward commercialization of Licensed Patents;

•	Schedule of anticipated events or milestones, including status of those events or milestones. Should LICENSEE wish to change the schedule of events or milestones specified in Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS), LICENSEE must request advance written approval from LLNS;

•	A financial statement showing the investments made in the commercialization effort to date;

•	Anticipated and actual market introduction dates of each Licensed Product or Licensed Service;

•	Summary of marketing and sales activities, including copies of marketing and sales literature; and

•	activities of the sublicensees, if any.

7.3	LICENSEE also will report to LLNS the date of first Sale or other exploitation of a Licensed Product or Licensed Service within thirty (30) days of such Sale.

7.4	After the first Sale or other exploitation of a Licensed Product or Licensed Service, LICENSEE will provide quarterly royalty reports and payments to LLNS on or before each February 28, May 31, August 31, and November 30 of each year. If there were no Sale of Licensed Products or Licensed Services, the report will state that. Royalty reports will be signed by LICENSEE’s President or Chief Financial Officer, or their designee, attesting to the accuracy of the report. Each such royalty report will cover the most recently completed calendar quarter (October through December, January through March, April through June, and July through September) and will show:

7.4.1	the gross invoice prices and Net Sales of Licensed Products or Licensed Services Sold or otherwise exploited by LICENSEE and its sublicensees during the most recently completed calendar quarter;

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7.4.2	the number of Licensed Products or Licensed Services Sold or otherwise exploited by LICENSEE and its sublicensees during the most recently completed calendar quarter;

7.4.3	the place of manufacture of Licensed Products or practice of Licensed Services;

7.4.4	the royalties, in U.S. dollars, payable hereunder with respect to Net Sales;

7.4.5	the method used to calculate the royalty, specifying all deductions taken and the dollar amount of each such deduction; and

7.4.6	the exchange rates used, if any.

7.5	LICENSEE will provide LLNS, within sixty (60) days after the end of each calendar year, with an annual statement of royalty accounts attested to by LICENSEE’s President, or Chief Financial Officer, or their designee as being accurate. LLNS will protect such statements as Proprietary Information and not disseminate them unless required by law.

8.	BOOKS AND RECORDS

8.1	LICENSEE will keep books and records accurately showing all payments due LLNS and all Licensed Products and Licensed Services manufactured (including place of manufacture), used, offered for Sale, imported, and/or Sold under the terms of this Agreement. Such books and records will be preserved for at least five (5) years after the date of the payment to which they pertain and will be open to inspection by representatives or agents of LLNS at reasonable times to determine their accuracy and assess LICENSEE’s compliance with the terms of this Agreement.

8.2	The fees and expenses of representatives of LLNS performing such an examination will be borne by LLNS. If, however, an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered, LICENSEE will bear the cost of the examination and will remit such underpayment to LLNS within thirty (30) days of the examination result.

8.3	LICENSEE will provide LLNS with an annual financial statement of LICENSEE, including at a minimum a balance sheet and operating statement attested to by LICENSEE’s President, or Chief Financial Officer, or their designee as being accurate or LICENSEE’s annual report. Such statement will be due to LLNS within one hundred twenty (120) days following the close of LICENSEE’s fiscal year to which such statement relates.

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9.	LIFE OF THE AGREEMENT

9.1	Unless otherwise terminated by operation of law, Paragraph 9.2, or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will remain in effect from the Effective Date until the expiration or abandonment of the last of the Patent Rights licensed hereunder.

9.2	This Agreement will automatically terminate upon the filing of a petition for relief under the United States Bankruptcy Code by or against LICENSEE as a debtor or alleged debtor.

9.3	Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles: Article 2 (DEFINITIONS), Article 5 (FEES, ROYALTIES, AND PAYMENTS), Article 8 (BOOKS AND RECORDS), Article 9 (LIFE OF THE AGREEMENT), Article 11 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION), Article 14 (USE OF NAMES AND TRADEMARKS), Article 15 (LIMITED WARRANTY), Article 16 (INDEMNIFICATION), Article 17 (INSURANCE), Article 21 (NOTICES), Article 22 (GOVERNING LAWS; VENUE; ATTORNEYS’ FEES), and Article 28 (PROPRIETARY INFORMATION).

9.4	The termination or expiration of this Agreement will not relieve LICENSEE of its obligation to pay any fees, royalties, and reimbursements for foreign filing costs, or other payments owed to LLNS at the time of such termination or expiration and will not impair any accrued right of LLNS.

10.	TERMINATION

10.1	Termination by LLNS: If LICENSEE fails to perform any material term or covenant of this Agreement, LLNS may give written notice to LICENSEE that if LICENSEE has not cured such failure within thirty (30) days after the effective date of receipt of the notice, this Agreement will terminate at the end of such thirty (30) day period or at the end of such longer period as may be set forth in LLNS’s notice.

10.2	Termination by LICENSEE: LICENSEE will have the right at any time to terminate this Agreement by providing a Notice of Termination to LLNS and paying any outstanding fees owed LLNS. Termination of this Agreement will be effective sixty (60) days after the date such notice takes effect.

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10.3	This Agreement will terminate effective ten (10) days after the effective date of notice by LLNS if LICENSEE ceases to carry on its business.

11.	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

11.1	Upon termination of this Agreement, LICENSEE may Sell all previously made or partially made Licensed Products, but no additional Licensed Products, within a period of sixty (60) days after the date of termination, provided, however, that the Sale of such Licensed Products will be subject to the terms of this Agreement including, but not limited to, the payment of earned royalties at the rates and at the times provided herein and the rendering of reports in connection therewith.

11.2	Within thirty (30) days after termination of this Agreement by either Party, LICENSEE will provide LLNS with a written inventory of all Licensed Products in process of manufacture or in stock on the date of termination. LICENSEE may complete Licensed Products in the process of manufacture at the time of termination, and may dispose of Licensed Products for sixty (60) days after the date of termination provided that LICENSEE pays royalties to LLNS on such dispositions. At the conclusion of the sixty (60) day period, LICENSEE will destroy any remaining Licensed Products in stock or in process of manufacture and certify such destruction to LLNS.

11.3	LICENSEE may not practice Licensed Methods after the date of termination of this Agreement except as necessary to complete the manufacture of Licensed Products as permitted under Paragraph 11.2.

12.	PATENT PROSECUTION AND MAINTENANCE

12.1	LLNS will prosecute U.S. patent applications and maintain U.S. patents licensed under this Agreement at LLNS’s expense, except LICENSEE will pay all of the expenses associated with patent interferences, patent appeals to the USPTO Board of Appeals, patent appeals to a Federal Court, patent re-examinations, patent re-issues, and trademark oppositions and/or cancellations. LICENSEE agrees to pay all patent prosecution costs that arise out of future inventions generated under a Cooperative Research and Development Agreement (CRADA) or Work for Others (WFO) agreement. For avoidance of doubt, LICENSEE will not be responsible for any of the foregoing expenses that were incurred prior to the Effective Date.

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13.	PATENT INFRINGEMENT

13.1	In the event that LLNS (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or LICENSEE learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the “Infringement Notice”). Following such notification, the Parties will confer. During the period in which, and in the jurisdiction where, LICENSEE has exclusive rights under this Agreement, neither LLNS nor LICENSEE will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. LLNS shall have the right to terminate this Agreement immediately without the obligation to provide 60 days’ notice as set forth in Paragraph 10.1 if LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of LLNS. Both LLNS and LICENSEE will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

13.2	If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect, LICENSEE will have first right, but not the obligation, to bring an infringement action for Licensed Patents at its own expense, in its own name, and entirely under its own direction and control. At LICENSEE’s request and at LLNS’s discretion, LLNS will reasonably assist LICENSEE at LICENSEE’s expense in such actions or proceedings, and will lend its name to, or join such actions or proceedings if required by law in order for LICENSEE to bring such action. LLNS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join LLNS in a suit initiated by LICENSEE without LLNS’s prior written consent. If, in a suit initiated by LICENSEE, LLNS is involuntarily joined other than by LICENSEE, LICENSEE will pay any costs incurred by LLNS arising out of such suit, including but not limited to, any legal fees of counsel that LLNS selects and retains to represent it in the suit.

13.3	If, within a hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if LICENSEE has not brought suit against the infringer, LLNS may institute suit for patent infringement against the infringer. If LLNS institutes such suit, LICENSEE may not join such suit without LLNS’s consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LLNS’s suit or any judgment rendered in that suit.

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13.4	Any recovery or settlement received in connection with any suit will first be shared by LLNS and LICENSEE equally to cover the litigation costs each incurred, and next shall be paid to LLNS or LICENSEE to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by LICENSEE, any recovery in excess of litigation costs will be shared between LICENSEE and LLNS as follows: (a) for any recovery other than amounts paid for willful infringement: (i) LLNS will receive fifteen percent (15%) of the recovery if LLNS was not a party in the litigation and did not incur any litigation costs, (ii) LLNS will receive twenty-five percent (25%) of the recovery if LLNS was a party in the litigation, but did not incur any litigation costs, including the provisions of Paragraph 13.2 above, and (iii) LLNS will receive fifty percent (50%) of the recovery if LLNS incurred any litigation costs in connection with the litigation; and (b) for any recovery for willful infringement, LLNS will receive fifty percent (50%) of the recovery. In any suit initiated by LLNS, any recovery in excess of litigation costs will belong to LLNS. LLNS and LICENSEE agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 13.

13.5	Any agreement made by LICENSEE for purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (SUBLICENSING RIGHTS AND OBLIGATIONS) of this Agreement.

13.6	Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

13.7	Any litigation proceedings will be controlled by the party bringing the suit, except that LLNS may be represented by counsel of its choice in any suit brought by LICENSEE.

14.	USE OF NAMES AND TRADEMARKS

Nothing contained in this Agreement will be construed as conferring any right to either Party to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the other Party (including a contraction, abbreviation or simulation of any of the foregoing). Unless consented to in writing by LLNS, the use by LICENSEE of the name “Lawrence Livermore National Laboratory” or “Lawrence Livermore National Security, LLC” in advertising, publicity, or other promotional activities is expressly prohibited.

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15.	LIMITED WARRANTY

15.1	LLNS warrants to LICENSEE that it has the lawful right to grant this license.

15.2	Except as expressly set forth in this Agreement, the licenses and the associated Invention, Patent Rights, Licensed Products, Licensed Services, and Licensed Methods are provided by LLNS WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. LLNS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT RIGHTS, LICENSED PRODUCTS, OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

15.3	Nothing in this Agreement is or will be construed as:

15.3.1	a warranty or representation by LLNS as to the validity, enforceability, or scope of any Patent Rights; or

15.3.2	a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights of third parties; or

15.3.3	an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 13 (PATENT INFRINGEMENT); or

15.3.4	conferring by implication, estoppel, or otherwise any license or rights under any patents or other rights of LLNS other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights; or

15.3.5	an obligation to furnish any New Developments, know-how, technology, or technological information not provided in Patent Rights.

15.4	LIMITATION OF LIABILITY - LLNS OR DOE WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF LLNS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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16.	INDEMNIFICATION

LICENSEE will, and will require its sublicensees to, indemnify, hold harmless, and defend LLNS, DOE, their officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of any invention claimed in the patent under Patent Rights (including the Licensed Products, Licensed Services, and Licensed Methods contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from, or arising out of, the exercise of this license. LICENSEE will pay any and all costs, including reasonable attorneys’ fees, incurred by LLNS in enforcing this indemnification. This indemnification will include, but will not be limited to, any product liability.

17.	INSURANCE

17.1	LICENSEE will insure its activities relating to this Agreement at its own cost with an insurance company acceptable to LLNS. LICENSEE will obtain, keep in force, and maintain insurance as follows with an insurance company acceptable to LLNS or an equivalent program of self-insurance: Comprehensive or Commercial Form General Liability Insurance, including contractual liability and product liability, with coverage as follows:

17.1.1	Each occurrence coverage of not less than Five Million Dollars ($5,000,000); and

17.1.2	Product Liability Insurance: Completed operations aggregate coverage of not less than Ten Million Dollars ($10,000,000); and

17.1.3	Personal and Advertising Injury: Coverage of not less than Five Million Dollars ($5,000,000); and

17.1.4	General Aggregate (Commercial Form only): Coverage of not less than Ten Million Dollars ($10,000,000).

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17.2	Prior to obtaining the appropriate government regulatory approvals, LICENSEE may obtain insurance coverage at lower levels, but the initial minimum levels must be as follows:

17.2.1	Each occurrence coverage of not less than Five Hundred Thousand Dollars ($500,000); and

17.2.2	Product Liability Insurance: Completed operations aggregate coverage of not less than One Million Dollars ($1,000,000); and

17.2.3	Personal and Advertising Injury: Coverage of not less than Five Hundred Thousand Dollars ($500,000); and

17.2.4	General Aggregate (Commercial Form only): Coverage of not less than One Million Dollars ($1,000,000).

17.3	These coverages do not limit the liability of LICENSEE to LLNS in any way. LICENSEE will provide LLNS, upon request, with certificates of insurance or self-insurance, including renewals that show compliance with these requirements. LICENSEE’s failure to maintain such required insurance will be considered a material breach of this Agreement.

17.4	If the required insurance is written on a claims-made form, coverage must provide a retroactive date of placement before or coinciding with the Effective Date of this Agreement.

17.5	LICENSEE will maintain the general liability insurance specified in this Article 17 during the period that the Licensed Patents of LLNS are being used and/or Licensed Products are being Sold or otherwise commercially distributed by LICENSEE, and for a period of not less than three (3) years thereafter.

17.6	LICENSEE’s insurance coverage must:

17.6.1	Provide for at least thirty (30) days advance written notice to LLNS of cancellation or any modification; and

17.6.2	Indicate that DOE, LLNS, and their respective officers, employees, students, and agents, are endorsed on the policy as additional insureds; and

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17.6.3	Include a provision that the coverage is primary and does not participate with or is in excess of any valid and collectible insurance, program, or self-insurance carried or maintained by LLNS.

18.	WAIVER

18.1	No provision of this Agreement is deemed waived and no breach excused unless such waiver or consent is made in writing and signed by the waiving or consenting Party.

18.2	Failure on the part of either Party to exercise or enforce any right of such Party under this Agreement will not be a waiver by such Party of any right, or operate to bar the enforcement or exercise of the right at any time thereafter.

19.	ASSIGNABILITY

This Agreement is binding on and inures to the benefit of LLNS, its successors and assigns, but is personal to LICENSEE. Any assignment of this Agreement for any reason including but not limited to merger or sale of majority assets is at the sole discretion of LLNS and requires prior written consent of LLNS. LICENSEE will pay LLNS an Assignment Fee as set forth in Exhibit C (FEES AND ROYALTIES) prior to such assignment being executed by LLNS.

20.	LATE PAYMENTS

In the event that royalty payments, fees, or other monies owed to LLNS are not received by LLNS when due, LICENSEE will pay to LLNS interest at a rate of ten percent (10%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by LLNS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of LLNS due to such late payment. LICENSEE will pay any costs incurred by LLNS in collecting late payments.

21.	NOTICES

21.1	Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective:

21.1.1	on the date of delivery if delivered in person; or

21.1.2	on the date of mailing if mailed by first-class certified mail, postage paid; or

21.1.3	on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice of payment;

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to the respective addresses given below, or to another address as designated in writing by the Party changing its address.

In the case of LICENSEE:	BIONOMICS DIAGNOSTICS
[Redacted – Address]
[Redacted – Address]
Attention: Director
Phone: [Redacted]

In the case of LLNS:

All correspondence, original progress reports, and royalty reports:
Lawrence Livermore National Laboratory
Industrial Partnerships Office
P.O. Box 808, L-795
7000 East Avenue, L-795
Livermore, CA 94550
Attention: Director, Industrial Partnerships
Fax: (925) 423-8988

Payments and copies of corresponding royalty reports:	Lawrence Livermore National Laboratory
P.O. Box 5517
Livermore, CA 94551

22.	GOVERNING LAWS; VENUE; ATTORNEYS FEES

22.1	The Parties will attempt to jointly and promptly resolve any disputes arising from this Agreement. If the Parties are unable to resolve a dispute within a reasonable time from one Party’s written notice to the other that dispute resolution has begun, then either Party may commence proceedings in a court of competent jurisdiction.

22.2	THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application. Any legal action related to this Agreement will be conducted in the State of California.

23.	PATENT MARKING

LICENSEE will mark all Licensed Products and their containers that are made, used, Sold, or otherwise disposed of under this Agreement in accordance with applicable patent marking laws.

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24.	GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved, permitted, or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify LLNS if LICENSEE becomes aware that this Agreement is subject to a United States or foreign government reporting, permitting, or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting, permitting, or approval process.

25.	COMPLIANCE WITH LAWS

25.1	LICENSEE will comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in its use, manufacture, Sale, or import of the Licensed Products, Licensed Services, or practice of the Licensed Method.

25.2	LICENSEE will comply with all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data and the provision of Licensed Services to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations (EAR).

25.3	LICENSEE will manufacture Licensed Products and practice the Licensed Method in compliance with applicable government importation laws and regulations of a particular country for Licensed Products made outside the particular country in which such Licensed Products are used or Sold.

26.	FORCE MAJEURE

26.1	Except for LICENSEE’s obligation to make any payments to LLNS hereunder, the Parties will not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to: accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts, orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national, or state emergency; power failure and power outages; acts of terrorism; strike; and war.

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26.2	Either Party to this Agreement, however, will have the right to terminate this Agreement upon thirty (30) days prior written notice if either Party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned in Paragraph 26.1 for a period of one (1) year.

27.	UNITED STATES PREFERENCE

LICENSEE agrees that any Licensed Products embodying the Invention or produced through the use thereof will be manufactured substantially in the United States.

28.	PROPRIETARY INFORMATION

LLNS may release to the inventors and senior administrators employed by LLNS the terms of this Agreement upon their request. If such release is made, LLNS will give notice of the proprietary nature of the terms and request that the recipient maintain the confidentiality. If a third party inquires whether a license to Licensed Patents is available, LLNS may disclose the existence of this Agreement and the extent of the grant in Article 3 (LICENSE GRANT) to the third party, but will not disclose the name of LICENSEE or any other terms, except with LICENSEE’s consent or as required under a government audit, the California Public Records Act, the Freedom of Information Act, or other applicable law.

29.	MISCELLANEOUS

29.1	The headings of the several sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

29.2	No amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and signed on behalf of each Party.

29.3	This Agreement with the attached Exhibits A, B, C, and D embodies the entire understanding of the Parties and supersedes all previous communications, representations, or understandings, whether oral or written, between the Parties relating to the subject matter hereof.

29.4	If any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

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29.5	No provisions of this Agreement are intended or will be construed to confer upon or give to any person or entity other than LLNS and LICENSEE any rights, remedies, or other benefits under, or by reason of, this Agreement.

29.6	In performing their respective duties under this Agreement, each of the Parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the Parties hereto, or be construed to evidence the intention of the Parties to establish any such relationship. Neither Party will have the power to bind the other Party or incur obligations on the other Party’s behalf without the other Party’s prior written consent.

In witness whereof, both LLNS and LICENSEE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the date and year hereinafter written.

BIONOMICS DIAGNOSTICS		LAWRENCE LIVERMORE NATIONAL SECURITY, LLC LAWRENCE LIVERMORE NATI S NAL LABORATORY

By:		By:
	(Signature)		(Signature)

Name:		Name:

Title:		Title:

Date signed:		Date signed:

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Exhibit A – Licensed Patents

The Licensed Patents are as follows:

UNITED STATES PATENTS:

Invention Disclosure Number	Patent Number	Title	Inventors	Issue Date
IL11778A	8,298,763	Automated High-Throughput Flow-Through Real-Time Diagnostic System	John Frederick Regan	10/30/12
IL11901A	8,828,716	Disposable and Removable Nucleic Acid Extraction and Purification Cartridges for Automated Flow-Through Systems	John Frederick Regan	9/9/14

UNITED STATES PATENT APPLICATIONS:

Invention Disclosure Number	Patent Application Number	Title	Inventors	Filing Date
IL11778B	13/607,494	Automated High-Throughput Flow-Through Real-Time Diagnostic System	John Frederick Regan	9/7/12

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Exhibit B - Rights Granted And Performance Obligations

NOTICE

LICENSEE considers information in this Exhibit B to be Proprietary.

B.1	Rights Granted

Subject to the limitations set forth in this Agreement, LLNS hereby grants to LICENSEE an exclusive, non-transferable, royalty-bearing, license under Patent Rights to make Licensed Products and offer Licensed Services in the United States and to use, Sell, offer for Sale, and import Licensed Products and Licensed Services and to practice Licensed Methods in the Field of Use in the United States.

“Field of Use” means Environmental Surveillance, Food Testing, and Human Clinical Diagnostics.

B.2	Sublicensing Rights

LLNS also grants to LICENSEE, so long as it retains exclusive rights in the Field of Use under this Agreement, the right to issue sublicenses to Affiliates, Joint Ventures, and third parties (“sublicensees”) to make Licensed Products and offer Licensed Services in the United States and to use, Sell, offer for Sale, and import Licensed Products and Licensed Services and to practice the Licensed Method in the United States. For the avoidance of doubt, Affiliates and Joint Ventures shall have no licenses under the Patent Rights unless such Affiliates and Joint Ventures are granted a sublicense.

B.3	Rights Excluded

Rights that are not specifically granted elsewhere in this Agreement are specifically excluded from the License.

B.4	Future Rights

There are no future rights allocated in this Agreement.

B.5	Performance Obligations

B.5.1	LICENSEE will complete proof-of-concept prototype by December 31, 2016.

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B.5.2	LICENSEE will complete commercial prototype by July 31, 2018.

B.5.3	LICENSEE will complete submission for approval to perform food pathogen testing in the United States by September 31, 2018.

B.5.4	LICENSEE will achieve clearance to perform food pathogen testing in the United States by September 31, 2019.

B.5.5	LICENSEE will achieve First Commercial Sale (“FCS”) in the United States by December 31, 2020.

B.5.6	LICENSEE will achieve gross cumulative sales revenues from the Sales of Licensed Products of at least Ten Million Dollars ($10,000,000) within the first three (3) years of achieving FCS.

B.5.7	The sales requirements specified above may, by mutual written consent of LICENSEE and LLNS, be amended and/or extended at the written request of LICENSEE to LLNS, based upon legitimate business reasons specified in reasonable detail in such written request.

B.5.8	The first progress report will be due on February 28, 2016.

B.5.9	LICENSEE will diligently proceed to commercially develop, file relevant regulatory applications for, and attempt to obtain relevant regulatory commercialization approvals with respect to the manufacturing, marketing, and sale of Licensed Products.

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Exhibit C - Fees And Royalties Notice

LICENSEE considers information in this Exhibit C to be Proprietary.

C.1	License Issue Fee

C.1.1	As partial consideration for this Agreement, LICENSEE will pay to LLNS a non-refundable issue fee of Sixty Thousand Dollars ($60,000) (License Issue Fee) due on the Effective Date and payable as follows:

C.1.1.1	Ten Thousand Dollars ($10,000) to be paid when LICENSEE executes the Agreement;

C.1.1.2	Ten Thousand Dollars ($10,000) to be paid within five (5) months after the Effective Date;

C.1.1.3	Twenty Thousand Dollars ($20,000) to be paid within six (6) months after the Effective Date; and

C.1.1.4	Twenty Thousand Dollars ($20,000) to be paid within nine (9) months after the Effective Date.

C.1.2	LLNS will execute the Agreement after receipt of LICENSEE’s executed copies of the Agreement and payment of the License Issue Fee.

C.1.3	The License Issue Fee will not be credited against any other royalty or fee due from LICENSEE to LLNS.

C.1.4	In the event that LICENSEE grants sublicenses, LICENSEE will collect an issue fee equal to or greater than the License Issue Fee. LICENSEE will pay to LLNS Fifty Percent (50%) of any issue fee from sublicensing.

C.2	Earned Royalties

C.2.1	In addition to the License Issue Fee, LICENSEE will pay LLNS an earned royalty of Three Percent (3%) on Net Sales. Payments of earned royalties will be in accordance with the requirements of Article 5 (FEES, ROYALTIES AND PAYMENTS) and Article 7 (ROYALTY AND PROGRESS REPORTS) of this Agreement

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C.2.2	Royalty Stacking Provision: If LICENSEE is required to enter into a royalty-bearing license under intellectual property rights owned by a third party in order to make, use, sell, offer for sale, or import Licensed Products in the Field of Use, LICENSEE may deduct from royalties due under this Agreement on such Licensed Products Fifty Percent (50%) of royalties actually paid by LICENSEE for the same reporting period to such third party, but in no event will the royalties paid to LLNS under this Agreement be less than Fifty Percent (50%) of the amount due pursuant to Paragraph C.2 hereof. This provision will apply only to earned royalties paid to third parties on the same basis as required by Paragraph C.2 hereof, and no credit will be allowed for lump-sum license fees, for milestone payments, for minimum annual royalties in excess of accrued royalties, for any amounts paid for past infringement of any third party’s rights or for any amount paid for rights not required to permit LICENSEE to make, use, sell, offer for sale, and import Licensed Products as provided in this Agreement.

C.2.3	In the event that LICENSEE grants sublicenses, LICENSEE will collect an earned royalty equal to or greater than the earned royalty paid by LICENSEE. LICENSEE will pay to LLNS Fifty Percent (50%) of earned royalties on Net Sales by any Sublicensee in accordance with Article 4 (SUBLICENSING RIGHTS AND OBLIGATIONS) and Article 7 of this Agreement.

C.3	U.S. Patent Maintenance Fees

C.3.1	As partial consideration for this Agreement, LICENSEE will pay to LLNS a non-refundable U.S. Patent Maintenance Fee of Forty-Five Thousand Dollars ($45,000) (“U.S. Patent Maintenance Fee”) to be paid as follows.

C.3.1.1	Fifteen Thousand Dollars ($15,000) to be paid on or before February 28, 2016;

C.3.1.2	Fifteen Thousand Dollars ($15,000) to be paid on or before February 28, 2019; and

C.3.1.3	Fifteen Thousand Dollars ($15,000) to be paid on or before February 28, 2023.

C.3.2	The U.S. Patent Maintenance Fee will not be credited against any other royalty or fee due from LICENSEE to LLNS.

C.4	Minimum Annual Royalties

C.4.1	LICENSEE will pay to LLNS a minimum annual royalty according to the requirements of Article 5 and the schedule below. The minimum annual royalty paid to LLNS during a calendar year will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

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Calendar year	Minimum annual royalty	Due date
2017	$5,000	February 28, 2017
2018	$10,000	February 28, 2018
2019	$10,000	February 28, 2019
2020 and thereafter for the life of this Agreement	$25,000	February 28, 2020 and every February 28 thereafter for the life of this Agreement

C.4.2	LICENSEE will pay to LLNS Fifty Percent (50%) of any minimum annual royalty received from sublicensees.

C.5	Assignment Fee

LICENSEE will pay LLNS an Assignment Fee of One Hundred Thousand Dollars ($100,000) as per Article 19 (ASSIGNABILITY) prior to such assignment being executed by LLNS.

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Exhibit D - Mutual Nondisclosure Agreement

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MUTUAL NONDISCLOSURE AGREEMENT FOR EXCHANGE OF INFORMATION

This Agreement, effective on the date the last party signs, is made by and between BIONOMICS DIAGNOSTICS located at [Redacted - Address] and LAWRENCE LIVERMORE NATIONAL SECURITY, LLC, (“LLNS”), under its Contract No. DE-AC52-07NA27344 with the U.S. DEPARTMENT OF ENERGY (“DOE”), to manage and operate the LAWRENCE LIVERMORE NATIONAL LABORATORY (“LLNL”), located at 7000 East Avenue, Livermore, CA 94550.

WHEREAS LLNS, as manager and operator of LLNL. and BIONOMICS DIAGNOSTICS (hereinafter individually referred to as the “PARTY” or collectively as the “PARTIES”) wish to exchange certain confidential and proprietary information relating to LLNL’s diagnostic kiosk technology portfolio (IL-11738, IL-11778, and IL-11901) and BIONOMICS DIAGNOSTICS’ business and technology plans related to the diagnostic kiosk technology (“PROPRIETARY INFORMATION”), this Agreement will govern the conditions of mutual disclosure of PROPRIETARY INFORMATION by the PARTIES.

The PARTIES hereby agree:

(1)	To perform all terms of this Agreement and to maintain the PROPRIETARY INFORMATION in confidence, giving it the same degree of care, but no less than a reasonable degree of care, as the receiving PARTY exercises with its own proprietary information to prevent its unauthorized disclosure.

(2)	To exchange and use the PROPRIETARY INFORMATION solely for the purpose of evaluation, testing, and development of potential collaborations, and/or license of the technology.

(3)	Neither PARTY, without the prior written consent of the other, will disclose any portion of the PROPRIETARY INFORMATION to others except to their employees, agents, consultants, subcontractors or Government personnel having a need to know in order to accomplish the sole purpose stated above, and who are bound by a like obligation of confidentiality under this Agreement.

(4)	Neither PARTY will have any obligation or assume any liability with respect to any portion of the PROPRIETARY INFORMATION that:

a.	the receiving PARTY can demonstrate by written record was previously known to it;

b.	is, or becomes, available to the public through no fault of the receiving PARTY:

c.	is lawfully obtained by the receiving PARTY from a third party not under an obligation of confidence to the other PARTY;

d.	is independently developed by or for the PARTY independent of any disclosure hereunder; or

e.	is required to be disclosed to comply with applicable laws or government regulations, provided that prior written notice is given to the disclosing PARTY.

(5)	PROPRIETARY INFORMATION disclosed by the PARTIES will be in writing and clearly marked “PROPRIETARY INFORMATION” or its equivalent. If such PROPRIETARY INFORMATION is initially disclosed orally or by demonstration, it will be identified as PROPRIETARY INFORMATION or its equivalent at the time of disclosure. The disclosing PARTY will, within thirty (30) days thereafter: (a) reduce such PROPRIETARY INFORMATION to writing or other tangible form, referencing the date and type of PROPRIETARY INFORMATION disclosed, and mark it as PROPRIETARY INFORMATION or its equivalent; and (b) deliver a copy to the receiving PARTY. All protections and restrictions as to use and disclosure will apply during such thirty (30) day period.

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Bionomics Diagnostics	Diagnostic Kiosk

(6)	All rights and title to the PROPRIETARY INFORMATION disclosed under this Agreement will remain the property of disclosing PARTY unless otherwise agreed to in writing by the PARTIES.

(7)	PROPRIETARY INFORMATION provided by any disclosing PARTY to any receiving PARTY shall be returned to the disclosing PARTY within five (5) days of written request for such return by the disclosing PARTY.

(8)	No copies shall be made by a receiving PARTY of any PROPRIETARY INFORMATION without the express written consent of the disclosing PARTY. Any copies so authorized shall be returned to the disclosing PARTY or destroyed in accordance with the term and demand provisions of this Agreement,

(9)	The RECIPIENT agrees that with regard to any patent application provided as PROPRIETARY INFORMATION under this Agreement that no action impeding issuance of any patent based on the disclosed application shall be filed or otherwise taken by RECIPIENT prior to publication of such patent application.

Bionomics Diagnostics Contact:		LLNL Contact:
Name:	Paul Dadwal, President	Name:	Genaro Mempin
Address:	[Redacted]	Address:	7000 East Avenue Livermore, CA 94550
Phone:	[Redacted]	Phone:	925 423 1121
Email:	[Redacted]	Email:	Mempinl@linl.gov

It is further agreed that the furnishing of PROPRIETARY INFORMATION does not constitute any grant or license to the other PARTY for any legal rights now or hereinafter held by either PARTY.

Unless terminated earlier by thirty (30) days written notice by either PARTY to the other, this Agreement will remain in effect for two (2) years from the effective date, at which time the receiving PARTY will return or destroy the PROPRIETARY INFORMATION within thirty (30) days of the termination of this Agreement. If the PROPRIETARY INFORMATION is destroyed, a certificate of destruction must be furnished to the disclosing PARTY within the thirty (30) days, The secrecy and non-use obligations of the receiving PARTY set forth above will remain in effect for five (5) years from the effective date.

Each PARTY to this Agreement will be responsible for the compliance to the export control laws and regulations of their respective countries.

Any photocopy or facsimile copy of this fully-executed Agreement shall have the same legal force and effect as any copy bearing original signatures of the PARTIES.

Any modification to this Agreement must be in writing and signed by the duly authorized representative of each PARTY.

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Bionomics Diagnostics	Diagnostic Kiosk

LAWRENCE LIVERMORE NATIONAL SECURITY, LLC,
LAWRENCE LIVERMORE NATIONAL LABORATORY

Signature:	/s/ Nina Potter
Name: Nina Potter
Title: IP and Agreements Management
Industrial Partnerships Office

Date:	04/02/2015

BIONOMICS DIAGNO

Signature:	/s/ Poul Dadwal
Name: Poul Dadwal
Title: President

Date:	03/02/2015

RETURN TO:	Lawrence Livermore National Laboratory
ATTN: Terry Contreras L-795
7000 East Avenue
Livermore, CA 94550
Phone 925 422 1511: Fax 925 423 8988
Contreras1 @llnl.gov

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